CALVERT FUNDS

Amended and Restated Rule 18f-3 Multiple Class Plan

Under the Investment Company Act of 1940

December 7, 2011

Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that an investment company desiring to offer multiple classes of shares pursuant to the Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Any material amendment to the plan must be approved by the investment company's Board of Trustees/Directors, including a majority of the disinterested Board members, who must find that the plan is in the best interests of each class individually and the investment company as a whole.

This Rule 18f-3 Multiple Class Plan ("Plan") shall apply to those funds in the Calvert Group of Funds listed in Exhibit I (each a "Fund" and, collectively, the "Funds") and to any future fund for which this Plan has been approved in accordance with the above paragraph.

            The provisions of this Plan are severable for each Fund or Series thereof ("Series") or Class, and whenever action is to be taken with respect to this Plan, that action must be taken separately for each Fund, Series or Class affected by the matter.

Effective as of the close of business (4 p.m. ET) on February 26, 2010, Class B shares of the Calvert Funds listed in Exhibit III hereto are no longer offered for purchase by new or existing investors, except through reinvestment of dividends and/or distributions and through exchanges, as provided in Exhibit III.

1.         Class Designation. All Funds may offer shares designated Class A, Class C, Class I and Class Y, and certain money market portfolios may offer shares designated as Class O. The Calvert Fund offers shares designated as Class R, and Calvert Variable Products, Inc. offers shares designated as Class F (as further described herein).

2.         Differences in Availability. Class A, Class B,  Class C, Class O and Class R shares shall each be available through the same distribution channels, except that (a) Class B shares of the Funds listed in Exhibit III are available only through reinvestment of dividends and/or distributions and through exchanges from Class B shares of another Fund; (b) Class B and Class C shares of Calvert First Government Money Market Fund are available only through exchange from Class B or Class C shares, respectively, of another Fund; (c) Class C shares may not be available through some dealers and are not recommended for purchase if the shareholder’s total balance of Class C shares is $500,000 or more (in which case, investors should purchase Class A shares); (d) Class R Shares generally are available only to 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit-sharing and money purchase pension plans, defined benefit plans and nonqualified deferred compensation plans. Class R shares also are generally available only to retirement plans where plan level or omnibus accounts are held on the books of the fund. Class R shares generally are not available to retail nonretirement accounts, Traditional and Roth Individual Retirement Accounts (IRAs), Coverdell Education Savings Accounts, SEPs, SARSEPs, SIMPLE IRAs, individual 403(b) plans and 529 college savings plans; (e) Class I shares are generally available only directly from Calvert Group and not through dealers, and each Class I shareholder must maintain a $1 million minimum account balance. This minimum may be waived in certain circumstances; (f) Class Y shares are generally available only to wrap or similar fee-based programs offered by financial intermediaries that have entered into an agreement with Calvert Investment Distributors, Inc. to offer Class Y shares to their clients; and (g) Class F shares are generally available only to investment companies that offer certain portfolios of Calvert Variable Products, Inc.

3.         Differences in Services. The services offered to shareholders of each Class shall be substantially the same, except that the Rights of Accumulation and Letters of Intent shall be available only to holders of Class A shares. The Reinstatement Privilege shall be available only to holders of Class A and Class B shares.  Class I, Class Y and Class F purchases and redemptions may only be made by bankwire, via the National Securities Clearing Corporation (“NSCC”), or ACH funds transfer, as applicable.

4.         Differences in Distribution Arrangements. Class A shares shall be offered with a front-end sales charge, as such term is defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. The amount of the sales charge on Class A shares is set forth at Exhibit II, and sales of Class A shares of $1 million or more sold at NAV shall be subject to a 1.00% contingent deferred sales charge (“CDSC”) if the shares are redeemed within one year of purchase.  Class A shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class A shares, as set forth at Exhibit II, is used to pay the Fund's principal underwriter for distributing and or providing services to the Fund's Class A shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class A.  Pursuant to Rule 22c-2 under the Investment Company Act, Class A shares are also subject to a 2 percent redemption fee on redemptions or exchanges of non-money market fund shares within 30 days of purchase (or 7 days in the case of Calvert Ultra-Short Income Fund).

Class B shares shall not be subject to a front-end sales charge, but shall be subject to a declining CDSC.  Class B shares shall also be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The maximum amount of the CDSC and the Distribution Plan expenses for Class B shares are set forth in Exhibit II.  The CDSC on Class B shares will be waived if the redemption of shares fall within any of the circumstances described in the prospectus for the applicable Fund.  Distribution Plan expenses are used to pay each Fund’s principal underwriter for distribution and shareholder services provided to the Fund’s Class B shares.  This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class B.  Pursuant to Rule 22c-2 under the Investment Company Act, Class B shares are also subject to a 2 percent redemption fee on redemptions or exchanges of non-money market fund shares within 30 days of purchase.

Class C shares shall not be subject to a front-end sales charge, but shall be subject to a 1.00% CDSC if the shares are redeemed within one year of purchase.  Class C shares shall also be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The maximum amount of the CDSC and the Distribution Plan expenses for Class C shares are set forth in Exhibit II.  The CDSC on Class C shares will be waived if the shares were sold by a broker/dealer that has an agreement with CDI to sell such shares for omnibus retirement account platforms (generally 401(k) and 403(b) platforms) and without a CDSC upon redemption of the shares.  Distribution Plan expenses are used to pay each Fund’s principal underwriter for distribution and shareholder services provided to the Fund’s Class C shares.  This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class C.  Pursuant to Rule 22c-2 under the Investment Company Act, Class C shares are also subject to a 2 percent redemption fee on redemptions or exchanges of non-money market fund shares within 30 days of purchase

Class R shares shall not be subject to a front-end sales charge or a CDSC.  Class R shares shall, however, be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The maximum amount of the Distribution Plan expenses for Class R shares is set forth in Exhibit II.  Distribution Plan expenses are used to pay each Fund’s principal underwriter for distribution and shareholder services provided to the Fund’s Class R shares.  This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class R.  Pursuant to Rule 22c-2 under the Investment Company Act, Class R shares are also subject to a 2 percent redemption fee on redemptions or exchanges of non-money market fund shares within 7 days of purchase.

Class I shares shall not be subject to a front-end sales charge, a CDSC or a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.  Pursuant to Rule 22c-2 under the Investment Company Act, Class I shares are, however, subject to a 2 percent redemption fee on redemptions or exchanges of non-money market fund shares within 7 days of purchase.

Class F shares shall not be subject to a front-end sales charge, a CDSC, or a redemption fee.  Class F shares shall, however, be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.  The maximum amount of the Distribution Plan expenses for Class F shares is set forth in Exhibit II.  Distribution Plan expenses are used to pay each Fund’s principal underwriter for distribution and shareholder services provided to the Fund’s Class F shares.  This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class F.

Class O shares shall not be subject to a front-end sales charge, a CDSC, a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act or a redemption fee.

Class Y shares shall not be subject to a front-end sales charge, a CDSC or a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. Pursuant to Rule 22c-2 under the Investment Company Act, Class Y shares are, however, subject to a 2 percent redemption fee on redemptions or exchanges of non-money market fund shares within 30 days of purchase. Class Y shares are offered by the following Funds: Calvert Income Fund, Calvert Short Duration Income Fund, Calvert Equity Portfolio, Calvert Bond Portfolio, Calvert Equity Income Fund, Calvert International Equity Fund, Calvert International Opportunities Fund, Calvert Ultra-Short Income Fund, Calvert Global Water Fund, Calvert Large Cap Value Fund, Calvert Capital Accumulation Fund, Calvert Global Alternative Energy Fund and Calvert High Yield Bond Fund.

5.         Expense Allocation. The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) Distribution Plan fees; (b) transfer agent and shareholder servicing fees; (c) administrative service fees; and (e) certain state registration fees.

6.         Conversion Features. Class B shares shall be subject to an automatic conversion feature into Class A shares (or, in the case of certain money market accounts, Class O shares) after they have been held for the number of years set forth for each Fund in Exhibit II. Class A, Class C, Class I, Class F, Class O, Class R and Class Y shares are not subject to automatic conversion.

7.         Exchange Privileges. The exchange privilege offers flexibility by allowing investors to exchange shares on which a sales charge has already been paid from one Fund to another Fund at no additional charge.  Shares of any Fund may only be exchanged for shares of the same class of another Fund; however, Class A and Class C shares of a Fund may be exchanged for Class Y shares of the same Fund, provided that the Fund’s eligibility requirements for purchasing Class Y shares are met and that the shares to be exchanged are not then subject to any contingent deferred sales charge.  Each Fund may specify other permissible exchanges from time to time.

Exhibit I

The Calvert Fund

Calvert Tax-Free Reserves

Calvert Social Investment Fund

Calvert World Values Fund, Inc.

First Variable Rate Fund for Government Income

Calvert Social Index Series, Inc.

Calvert Impact Fund, Inc.

Calvert SAGE Fund

Calvert Variable Products, Inc.

Exhibit II

Calvert Social Investment Fund

	Maximum	Maximum	Maximum	Maximum
	Class A Front-	Class A	Class C	Class R
	End Sales Charge	12b-1 Fee	12b-1 Fee	12b-1 Fee_
Calvert Balanced	4.75%	0.35%	1.00%	N/A

Calvert Equity	4.75%	0.25%	1.00%	N/A

Calvert Enhanced Equity	4.75%	0.25%	1.00%	N/A

Calvert Bond	3.75%	0.35%	1.00%	N/A

Calvert Conservative Allocation	4.75%	0.35%	1.00%	N/A

Calvert Moderate Allocation	4.75%	0.35%	1.00%	N/A

Calvert Aggressive Allocation	4.75%	0.35%	1.00%	N/A

Calvert Money Market	N/A	N/A	N/A	N/A

FOR CALVERT BALANCED, CALVERT EQUITY, CALVERT ENHANCED EQUITY & CALVERT BOND ONLY:

Class B Maximum 12b-1 Fee equals 1.00%.

			Calvert
	Balanced,		Equity
Class B	Equity*, and		Delaware

Contingent Deferred Sales Charge

Enhanced Equity

Bond

Shares

Shares held less than one year after purchase	5%	4%	4%

At least one year but less than two years	4%	3%	3.25%

At least two years but less than three years	4%	2%	2.75%

At least three years but less than four years	3%	1%	2.25%

At least four years but less than five years	2%	---	2.25%

At least five years but less than six years	1%	---	1.50%

Converts automatically to Class A after	8 yrs.	6 yrs.	8 yrs.

*   Other than Calvert Equity Class B shares acquired pursuant to the reorganization of the Delaware Social Awareness Fund (the “Calvert Equity Delaware Shares”).

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

Exhibit II

Calvert Tax-Free Reserves (CTFR)

	Maximum	Maximum
	Front-End	12b-1 Fee*
Sales Charge*
CTFR Money Market	N/A	N/A
Portfolio

Calvert Tax-Free Bond	3.75%	0.35%
Fund

* Each CTFR series currently has a single class. CTFR Money Market Portfolio’s single class is designated Class O.

Exhibit II

The Calvert Fund (TCF)

	Maximum	Maximum	Maximum	Maximum
	Class A Front-	Class A	Class C	Class R
	End Sales Charge	12b-1 Fee	12b-1 Fee	12b-1 Fee
Calvert Income Fund	3.75%	0.50%	1.00%	0.75%

Calvert Short Duration	2.75%	0.50%	1.00%	N/A
Income Fund

Calvert Long-Term Income	3.75%	0.50%	1.00%	N/A
Fund

Calvert Ultra-Short Income	1.25%	0.50%	1.00%	N/A
Fund

Calvert Government Fund	3.75%	0.25%	1.00%	N/A

Calvert High Yield Bond	4.25%	0.25%	1.00%	N/A
Fund

FOR CALVERT INCOME FUND & CALVERT LONG-TERM INCOME FUND ONLY:

Class B Maximum 12b-1 Fee equals 1.00%.

Income &
Class B	Long-Term

Contingent Deferred Sales Charge

Income

Shares held less than one year after purchase	4%

At least one year but less than two years	3%

At least two years but less than three years	2%

At least three years but less than four years	1%

At least four years but less than five years	---

At least five years but less than six years	---

Converts automatically to Class A after	6 yrs.

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

Exhibit II

Calvert World Values Fund, Inc. (CWVF)

	Maximum	Maximum	Maximum	Maximum
	Class A	Class A	Class B	Class C
	Front-End	12b-1 Fee	12b-1 Fee	12b-1 Fee
	Sales Charge
Calvert International Equity	4.75%	0.35%	1.00%	1.00%
Fund

Calvert Capital	4.75%	0.35%	1.00%	1.00%
Accumulation Fund

Calvert International	4.75%	0.50%	1.00%	1.00%
Opportunities Fund

CWVF International Equity,
Class B	Calvert Capital Accumulation
Contingent Deferred Sales Charge	& Calvert International Opportunities
Shares held less than one year after purchase	5%

At least one year but less than two years	4%

At least two years but less than three years	4%

At least three years but less than four years	3%

At least four years but less than five years	2%

At least five years but less than six years	1%

More than six years	None

Converts to Class A after	8 yrs.

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

Exhibit II

First Variable Rate Fund for Government Income

	Maximum	Maximum	Maximum	Maximum
	Class O	Class O	Class B	Class C
	Front-End	12b-1 Fee	12b-1 Fee	12b-1 Fee
Sales Charge
Calvert First Government
Money Market	N/A	N/A	1.00%	1.00%
Fund

Class B & Class C

Contingent Deferred Sales Charges

A CDSC of up to 5% is imposed on the proceeds of Class B shares according to the CDSC schedule of the Fund in which the Class B shares were originally purchased.  That charge is imposed as a percentage of net asset value at the time of purchase or redemption, whichever is less.

A CDSC of 1% is imposed on the proceeds of Class C shares redeemed within one year of the purchase of the Class C shares in the original Fund.  That charge is imposed as a percentage of net asset value at the time of purchase or redemption, whichever is less.

Class B shares will automatically convert to Class O shares, according to the conversion schedule of the Class B shares of the original Fund.

Exhibit II

Calvert Social Index Series, Inc.

	Maximum	Maximum	Maximum	Maximum
	Class A	Class A	Class B	Class C
	Front-End	12b-1 Fee	12b-1 Fee	12b-1 Fee
Sales Charge
Calvert Social Index Fund	4.75%	0.35%	1.00%	1.00%

Class B	Calvert Social
Contingent Deferred Sales Charge	Index Fund
Shares held less than one year after purchase	5%

At least one year but less than two years	4%

At least two years but less than three years	4%

At least three years but less than four years	3%

At least four years but less than five years	2%

At least five years but less than six years	1%

Converts to Class A after	8 yrs.

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

Exhibit II

Calvert Impact Fund, Inc.

Maximum Class A
Front-End Sales Charge
Calvert Small Cap Fund	4.75%

Calvert Global Alternative Energy Fund	4.75%

Calvert Global Water Fund	4.75%

	Maximum	Maximum	Maximum	Maximum
	Class A	Class B	Class C	Class R
	12b-1 Fee	12b-1 Fee	12b-1 Fee	12b-1 Fee
Calvert Small Cap Fund	0.35%	1.00%	1.00%	N/A

Calvert Global Alternative Energy	0.50%	1.00%	1.00%	N/A
Fund

Calvert Global Water Fund	0.50%	N/A	1.00%	N/A

Class B	Mid Cap Value, Small Cap &
Contingent Deferred Sales Charge	Global Alternative Energy
Shares held less than one year after purchase	5%

At least one year but less than two years	4%

At least two years but less than three years	4%

At least three years but less than four years	3%

At least four years but less than five years	2%

At least five years but less than six years	1%

More than six years	None

Converts to Class A after	8 yrs.

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

Exhibit II

Calvert SAGE Fund

Maximum Class A
Front-End Sales Charge
Calvert Large Cap Value Fund	4.75%
Calvert Equity Income Fund	4.75%

	Maximum	Maximum	Maximum	Maximum
	Class A	Class B	Class C	Class R
	12b-1 Fee	12b-1 Fee	12b-1 Fee	12b-1 Fee
Calvert Large Cap Value Fund	0.50%	N/A	1.00%	N/A
Calvert Equity Income Fund	0.35%	N/A	1.00%	N/A

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

Exhibit II

Calvert Variable Products, Inc.

	Maximum Class I
	Front-End Sales Charge
Calvert VP S&P MidCap 400 Index	N/A
Portfolio

Calvert VP Russell 2000 Small Cap Index	N/A
Portfolio

Calvert VP EAFE International Index	N/A
Portfolio

	Maximum	Maximum
	Class I	Class F
	12b-1 Fee	12b-1 Fee
Calvert VP S&P MidCap 400 Index	N/A	0.20%
Portfolio

Calvert VP Russell 2000 Small Cap	N/A	0.20%
Index Portfolio

Calvert VP EAFE International Index	N/A	0.20%
Portfolio

Exhibit III

Closing of Class B Shares to New Purchases

CALVERT SOCIAL INVESTMENT FUND	Calvert Balanced, Calvert Equity, Calvert Enhanced Equity and Calvert Bond Portfolios
CALVERT SOCIAL INDEX SERIES, INC.	Calvert Social Index Fund
CALVERT WORLD VALUES FUND, INC.	Calvert Capital Accumulation Fund and Calvert International Equity Fund
THE CALVERT FUND	Calvert Income Fund
FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME	Calvert First Government Money Market Fund

Pursuant to approval of the Boards of Directors/Trustees of Calvert Social Investment Fund, Calvert Social Index Series, Inc., Calvert Impact Fund, Inc., Calvert World Values Fund, Inc., The Calvert Fund, and First Variable Rate Fund for Government Income on December 8 and 9, 2009, and effective as of the close of business (4 p.m. ET) on February 26, 2010 (the “Close Time”),  Class B shares of the Calvert Funds referenced above (each a “Fund”) are no longer offered for purchase, except through reinvestment of dividends and/or distributions and through exchanges. (Class B shares of Calvert First Government Money Market Fund are available only by exchange from Class B shares of another Calvert Fund.)

After the Close Time:

Initial or additional purchase requests for a Fund’s Class B shares received after the Close Time are rejected, unless they relate to reinvestment of dividends and/or capital gain distributions by existing Class B shareholders, or exchanges from existing accounts in Class B shares of other Funds.

Shareholders who invested in Class B shares of a Fund prior to the Close Time may continue to hold their shares until they automatically convert to Class A shares (Class O shares for Calvert First Government Money Market Fund) under the existing conversion schedule set forth in the Fund’s Prospectus with respect to Class B shares. Shareholders may redeem their Class B shares as described in the Fund’s Prospectus. A contingent deferred sales charge may be required.

Class B shareholders may continue to reinvest dividends and/or capital gain distributions into their Class B accounts in accordance with existing policies described in each Fund’s Prospectus. Class B shareholders of a Fund may also continue to exchange their shares for Class B shares of other Funds as permitted by existing exchange privileges.

For Class B shares of a Fund outstanding as of the Close Time, all other features of Class B shares, as described in the Fund’s Prospectus, including contingent deferred sales charge schedules, Rule 12b-1 distribution and service fees, and conversion features, remain unchanged and continue in effect after the Close Time.